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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):     December 8, 1998
                                                 -------------------------------

                        QUICKTURN DESIGN SYSTEMS, INC.
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            (Exact name of registrant as specified in its charter)
   Delaware                       0-22738                       77-0159619
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(State or other                 (Commission                   (IRS Employer
jurisdiction of                 File Number)              Identification Number)
 incorporation)

                       55 W. TRIMBLE ROAD SAN JOSE, CA                  95131
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                   (Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code: (408) 914-6000
                                                   ----------------------
                                      N/A
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         (Former name or former address, if changed since last report)
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ITEM 5.   OTHER EVENTS.
          -------------

     On December 8, 1998, Quickturn Design Systems, Inc. ("Quickturn") and Cadence Design Systems, Inc. ("Cadence") entered into an Agreement and Plan of Merger (the "Merger Agreement") under which Cadence will acquire Quickturn in a tax-free, stock-for-stock transaction with an aggregate purchase price of approximately $253 million. Upon closing of the merger, each stockholder of Quickturn will receive shares of common stock of Cadence with a value of $14 per share. In addition, Quickturn has issued to Cadence an option to purchase 19.9% of the outstanding common stock of Quickturn for $14 per share, which will become exercisable under certain conditions set forth in the Stock Option Agreement attached as Exhibit 2.1 hereto. The Merger Agreement was approved unanimously by the Boards of Directors of both parties thereto.

     The merger will be accounted for as a pooling of interests. As a result of the merger, Quickturn will become a wholly-owned subsidiary of Cadence. The merger is subject to certain conditions described in the Merger Agreement attached hereto as Exhibit 2.2, including compliance with applicable regulatory requirements and approval by Quickturn's stockholders. It is expected to close in the first quarter of 1999.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.
          ---------------------------------

     (c)  Exhibits
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          2.1  Stock Option Agreement, dated as of December 8, 1998, between
               Cadence Design Systems, Inc. and Quickturn Design Systems, Inc.

          2.2 Agreement and Plan of Merger, dated as of December 8, 1998, by and among Cadence Design Systems, Inc., Quickturn Design Systems, Inc., and CDSI Acquisition, Inc..

                                      -2-
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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: December 16, 1998                   QUICKTURN DESIGN SYSTEMS, INC.


                                  /s/ RAYMOND K. OSTBY
                                 ---------------------------------------------
                                 Raymond K. Ostby
                                 Vice President, Finance and Administration,
                                  Chief Financial Officer and Secretary

                                      -3-
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                               INDEX TO EXHIBITS
                               -----------------


  Exhibit
  Number            Description of Document
  ------            -----------------------


   2.1 Stock Option Agreement, dated as of December 8, 1998, between Cadence Design Systems, Inc. and Quickturn Design Systems, Inc.

   2.2 Agreement and Plan of Merger, dated as of December 8, 1998, by and among Cadence Design Systems, Inc., Quickturn Design Systems, Inc., and CDSI Acquisition, Inc.